Exhibit 99.2

Middleburg Financial Corporation Announces

Corrected Earnings Per Diluted Share

Contact:

Joseph L. Boling, Chairman & CEO

540-687-6377 or

jboling@middleburgbank.com

Alice P. Frazier, EVP & CFO

540-687-4801 or

afrazier@middleburgbank.com

MIDDLEBURG, VIRGINIA(August 14, 2003) – On August 7, 2003, Middleburg Financial Corporation (NASDAQ SM – MBRG) issued a press release that reported net income of $2.22 per diluted share for the six months ended June 30, 2003.  The correct net income per diluted share for that period was $2.26.  This change has no impact on any other number included in that press release.

Additional information on the company’s results of operations and financial condition is contained in its Quarterly Report on Form 10-Q for the period ended June 30, 2003, as filed today with the Securities and Exchange Commission.